EXHIBIT 99(A)

                          PROXY SOLICITED BY MANAGEMENT
                                       OF
                           STATE BANK OF SOUTH ORANGE
                       For Special Meeting of Stockholders
                                       on
                               September __, 1998

     KNOW ALL MEN BY THESE PRESENTS: That the undersigned stockholder of State Bank of South Orange does hereby constitute and appoint:

                         ---------- ----------------

and any one of them, Attorney, Agent, and Proxy of the undersigned, with full power of substitution for and in the name, place and stead of the undersigned to vote as Proxy at the Special Meeting of Stockholders of State Bank of South Orange ("SBSO") to be held on Tuesday, September __, 1998 and at any adjournment thereof, according to the number of votes which the undersigned would be entitled to vote if personally present, hereby revoking all proxies heretofore given and hereby ratifying and confirming all that said attorneys, or any of them, shall lawfully do or cause to be done by virtue hereof. I authorize and instruct my Proxies to vote as follows:

     1. Proposal to Approve the Merger of SBSO with and into United National Bank ("UNB") pursuant to the Agreement and Plan of Merger dated as of June 25, 1998 among SBSO, UNB and United National Bancorp.

            [  ] FOR APPROVAL [  ] AGAINST APPROVAL   [  ] ABSTAIN

     2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE PROPOSAL IN ITEM 1.

     This proxy when properly executed, will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted "FOR" the proposal listed under Item 1 above.

     The undersigned acknowledges receipt of the Proxy Statement-Prospectus, and revokes all former proxies.

     THIS PROXY IS SOLICITED ON BEHALF OF MANAGEMENT AND MAY BE REVOKED BY THE STOCKHOLDER PRIOR TO ITS EXERCISE, BY DELIVERING WRITTEN NOTICE OF REVOCATION TO THE SECRETARY OF THE BANK PRIOR TO THE MEETING OR, IF THE MEETING IS IN PROGRESS, BY FILING NOTICE OF REVOCATION WITH THE SECRETARY PRIOR TO THE TABULATION OF VOTES.

                                          Signature of Shareholder(s):
                                          ______________________________________

                                          ______________________________________
Number of Shares: ________________

Dated: ___________________________

(Please insert date at left, sign exactly as name appears on record, and mail in the enclosed envelope. When signing as Officer, Partner, Executor, Administrator, Trustee or Guardian, please give full title. For Corporations, if the officer signing is not the President or a Vice President, please submit evidence of your authority to sign. For joint accounts, each joint owner should sign.)